UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 30, 2011

CAREADVANTAGE, INC.
(Exact name of Registrant as specified in charter)

Delaware	0-26168	22-3326528
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

485-A Route 1 South
Iselin, New Jersey  08830
(732) 362-5000
(Address, including zip code and telephone number, including area code, of
Registrant’s principal executive offices)

Not Applicable
(Former name or former address of Registrant, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On November 30, 2011, CareAdvantage, Inc. (the “Registrant“) entered into (i) a Reseller and Distribution Agreement (“Reseller Agreement”) with InterComponentWare AG (“ICW AG”) and its subsidiary, InterComponentWare, Inc. (“ICW”), and (ii) a Loan Agreement (“Loan Agreement”) with ICW AG for a loan to the Registrant of up to $700,000.

Reseller Agreement.

Pursuant to the Reseller Agreement, the Registrant has appointed ICW and ICW AG (collectively, the “Reseller”) as the Registrant’s non-exclusive, worldwide reseller and distributor of (i) standard licenses for the Registrant’s RightPath® Navigator software (the “Software”) to be used and installed at an end user’s facility, and (ii) subscription licenses providing an end user with the right to use the Registrant’s online, Internet-based service that provides end users with access to the Software through a secure information portal (the “Portal”), regardless of whether the Software is installed at the end users facility.  In connection with the foregoing, the Registrant has granted to the Reseller a non-exclusive, non-transferrable, worldwide license to market, distribute and sell subscription licenses and sublicense the right for end users to access and use the Software; to access and use the Software via the Portal to market the Software; to use the application programming interfaces of the Software to develop front-end screens to the Software and connectors to one or more software products offered by the Reseller; and, with the consent of the Registrant, to appoint unaffiliated third parties to sell subscription licenses.

After the Registrant begins making standard licenses for the Software generally available, at such time as the parties agree on the terms and conditions of marketing such standard licenses, the parties will amend the Reseller Agreement to provide for the terms and conditions applicable to the marketing, sale and distribution of the standard licenses.

Pursuant to the Reseller Agreement, the Registrant will provide certain implementation services to each end user of a subscription service (“Registrant Implementation Services”), and certain other implementation services may be provided by the Registrant or ICW (“ICW Implementation Services”).   Each such end user will also be provided with certain maintenance and support services and recurring data services by the Registrant.  Other recurring services may be provided by either the Registrant or ICW (“ICW Recurring Services”).  The Registrant may also perform certain additional services requested by ICW other than the services described above (“Additional Services”).

Unless otherwise provided for in a specific agreement between the Registrant and ICW relating to a particular end user, for each end user with at least 100,000 members receiving subscription services, ICW shall pay the Registrant the fee set forth in the Reseller Agreement   for the Registrant Implementation Services, provided that ICW provides the ICW Implementation Services.  In the event that the Registrant also provides the ICW Implementation Services, then ICW shall pay the Registrant, in addition to the fee described above, additional fees as set forth in Exhibit B to the Reseller Agreement.  ICW shall also pay the Registrant a monthly subscription fee as set forth in the Reseller Agreement.  To the extent the Registrant performs any of the ICW Recurring Services, ICW shall pay the Registrant additional fees as set forth in the Reseller Agreement.  Fees for Additional Services shall be in an amount set forth in Exhibit B to the Reseller Agreement.

The Reseller Agreement provides for an initial term of 10 years beginning on November 30, 2011, unless terminated earlier in accordance with the its terms.  The parties may agree to renew the Reseller Agreement for successive one year terms.  In the event the Registrant’s license agreement with 3M Company expires or terminates for any reason, the Reseller Agreement shall concurrently terminate, unless otherwise agreed by the parties.

Either party may terminate the Reseller Agreement for cause (“Cause”) upon notice to the other party in the event the other party (A) breaches any material term of the Reseller Agreement and fails to cure such breach within 30 days after receiving notice; (B) ceases all business operations in the ordinary course other than as a result of a merger or sale of all of its assets, (C) is acquired and its successor in interest following a merger or asset sale does not assume and perform such party’s obligations under the Reseller Agreement; (D) has a petition filed by or against it under any state insolvency laws of under the federal Bankruptcy Code and such proceedings have not been set aside within 60 days; or (E) has a change in control.

The Reseller Agreement provides that the Registrant will maintain a source code escrow, pursuant to which the Registrant will deposit with Iron Mountain Intellectual Property Management, Inc., an intellectual property management company (the “Escrow Agent”), at ICW’s expense,  the latest version of the Registrant’s source code, its documentation and related materials for the Software and the software underlying the Portal (“the “Escrow Source Code”).  The parties agree to use commercially reasonable efforts to negotiate and enter into an escrow agreement with the Escrow Agent within 30 days of the date of the Reseller Agreement.  The Escrow Source Code will be released to ICW in the event ICW has terminated the Reseller Agreement (A) for Cause as set forth above, (B) as a result of a material breach by the Registrant of the Loan Agreement that has not been cured within 30 days; or (C) as a result of the termination by 3M Company of its license agreement with the Registrant, or the Registrant’s failure to renew such license agreement on terms offered by 3M Company prior to the expiration of the license agreement (in each case, a “Release Event”).

Upon the occurrence of a Release Event, ICW will have a right to receive the Escrow Source Code from the Escrow Agent and the Registrant shall grant to ICW, at no charge, a non-exclusive, non-transferable, worldwide, perpetual license to install, display, use, perform, modify, and create and distribute the Escrow Source Code and any derivative works of the Escrow Source Code to allow ICW install, support, maintain and allow customers to use the Software for any (i) executed license or subscription agreements entered into the date of a Release Event or (ii) subsequent license or subscription agreements entered into after the Release Event with any active prospects that are memorialized in writing by the parties up to the date of the Release Event, and no additional payments to the Registrant will be required to be made.

If a Release Event occurs, in lieu of exercising its rights under the escrow agreement discussed above, ICW may choose to purchase a copy of the Escrow Source Code and the remainder of the Registrant’s Care Management Plans that were not previously licensed to ICW AG as described below for an amount equal to the difference between $1.5 million and the sum of (i) all fees ICW has previously paid to the Registrant for a license to the Registrant’s Care Management Specifications and 12 of the Registrant’s Care Management Plans and for certain professional services performed by the Registrant, and (ii) any amounts loaned but not repaid under the Loan Agreement.  Under this second option, ICW will have global, unlimited, nonexclusive rights to sell, license, distribute, maintain, modify, enhance and use the Software, the Loan indebtedness will be cancelled, and any security interests granted under the Loan Agreement will be terminated.

The Reseller Agreement also provides that, concurrently with the execution of the Reseller Agreement, the Registrant will grant to ICW AG, for no additional consideration, a warrant (the “Warrant”) to acquire up to 16,138,938 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), at a per share exercise price equal to the fair market value of a share of Common Stock on the exercise date.

The maximum number of shares of Common Stock that may be acquired upon exercise of the Warrant is equal to 10% of the issued and outstanding shares of the Registrant’s Common Stock as of the date of issuance of the Warrant.  The Warrant may be exercised, in whole or in part, at any time prior to the earlier of (i) November 30, 2021, and (ii) the sale of all or substantially all of the assets of the Registrant, or an acquisition of the Registrant by another entity by a merger, consolidation, or other reorganization or series of related transactions in which the holders of the Registrant’s outstanding voting stock immediately prior to the transaction own, immediately after the transaction, securities representing less than 50% of the voting power of the surviving entity.

The Warrant was issued to a non-US person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

The foregoing description of the terms of the Warrant is qualified in its entirety by reference to the provisions of the warrant filed as Exhibit 4.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

The Reseller Agreement will be filed as an Exhibit to the Registrant’s Form 10-K for the year ended December 31, 2011.

Loan Agreement

Pursuant to the Loan Agreement, ICW AG has agreed make a loan to the Registrant of up to US $700,000 (the “Loan”).  The Loan bears interest at a rate of prime plus one percent per year, compounded daily.    The Loan Agreement provides that ICW AG will make the Loan in installments as follows:  (i) $200,000 will be transferred to the Registrant within five business days of November 30, 2011, the date the Loan Agreement was been executed by both parties (the “Effective Date”); and (ii) the balance of the Loan will be made in monthly installments of $100,000 beginning not later than the fifth business day of the month following the Effective Date and not later than the fifth business day of each of the four succeeding months. However, ICW AG may cease making transfers beginning in any month after the initial two transfers unless the Registrant meets the targets for Cumulative Cash Flow from Operations for the prior month as follows:  ($249,000) in December 2011, ($343,000) in January 2012, $2,000 in February $2012 and ($47,000) in March 2012.  For these purposes, “Cash Flow from Operations” for any month means the (i) the sum of all cash received by Registrant from customers for license fees and maintenance and other services in such month, less (ii) the sum of all cash expenditures by Registrant for operations paid in such month; “Cumulative Cash Flow from Operations” for any month means the sum of (A) Cash Flow from Operations for such month, plus (B) Cumulative Cash Flow from Operations for the prior month.

The Loan shall be repaid in 12 equal monthly installments of principal and interest on the first business day of each month beginning on November 1, 2012, and the Loan shall mature on October 31, 2013.  The Registrant has agreed to subordinate all borrowing made after the Effective Date to the Loan.  To secure all of ICW AG’s claims regarding the repayment of the Loan, the Registrant has agreed to escrow a copy of the latest version of the Registrant’s Escrow Source Code in accordance with the Reseller Agreement, as described above.  In the event ICW AG does not elect to exercise its right to purchase the Escrow Source Code upon a termination of the Reseller Agreement by ICW for cause, the Registrant has agreed to grant ICW AG a security interest in all accounts receivable of the Registrant (the “Collateral”).  In the event the Collateral is not sufficient to repay the Loan in full, the Registrant shall satisfy any deficiency in accordance with this Loan Agreement and applicable law.

The Loan Agreement will be filed as an Exhibit to the Registrant’s Form 10-K for the year ended December 31, 2011.

Item 3.02  Unregistered Sales of Equity Securities

The disclosures under Item 1.01 with respect to the issuance of the Warrant are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Warrant dated November 30, 2011 issued by the Registrant to InterComponentWare AG

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREADVANTAGE, INC.

Date: December 6, 2011	By:	/s/ Dennis J. Mouras
Dennis J. Mouras,
Chief Executive Office

EXHIBIT INDEX

Exhibit No.	Description

4.1	Warrant dated November 30, 2011 issued by the Registrant to InterComponentWare AG